CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 113 to the Registration Statement (Form N-1A, No. 002-85229) of our reports dated December 20, 2013 on the financial statements and financial highlights of Neuberger Berman High Income Bond Fund, Neuberger Berman Municipal Intermediate Bond Fund, Neuberger Berman Short Duration Bond Fund and Neuberger Berman Strategic Income Fund, and our report dated December 27, 2013 on the financial statement and financial highlights of Neuberger Berman Emerging Markets Income Fund (five of the series of Neuberger Berman Income Funds), included in the October 31, 2013 Annual Report to Shareholders of Neuberger Berman Income Funds.

Ernst & Young LLP

Boston, Massachusetts
February 25, 2014